                                                                  Exhibit 11.1

                         VENTANA MEDICAL SYSTEMS, INC.
                           NET LOSS PER COMMON SHARE

                                                                                                     Nine Months Ended
                                                       Year Ended December 31                          September 30
                                         -----------------------------------------------------------------------------------
                                             1993              1994             1995              1995              1996
                                         -----------------------------------------------------------------------------------
                                                                                                        (Unaudited)
Historical
----------
Net loss                                 (4,979,000)       (5,370,000)       (3,269,000)       (2,409,000)      (11,534,000)
Less accretion of preferred
  stock redemption requirement           (1,796,000)       (1,983,000)       (2,436,000)       (1,739,000)      ( 1,355,000)
                                         -----------------------------------------------------------------------------------
Net loss applicable to common stock      (6,775,000)       (7,353,000)       (5,705,000)       (4,148,000)      (12,889,000)
                                         ===================================================================================
Weighted average common shares
  outstanding                               857,191           917,179           957,280           938,829         3,512,583
Stock options and restricted stock
  issued within one year of initial
  filing (May 24, 1996)                   1,092,779         1,092,779         1,092,779         1,092,779           728,519
                                         -----------------------------------------------------------------------------------
Weighted average common shares and
  common share equivalents
  outstanding during the period           1,949,970         2,009,958         2,050,059         2,031,608         4,241,102
                                         ===================================================================================
Net loss per share                           $(3.47)           $(3.66)           $(2.78)           $(2.04)           $(3.04)
                                         ===================================================================================

                                          Year Ended           Nine Months Ended
                                         December 31             September 30
                                        -----------------------------------------------
                                           1995              1995              1996
                                        -----------------------------------------------
Pro Forma
---------
Net loss                                (3,269,000)      (2,409,000)       (11,534,000)
                                        ===============================================
Weighted average common shares
  outstanding                            7,570,854        7,507,544          8,852,074
Stock options and restricted stock
  issued within one year of initial
  filing(2)                              1,092,779         1,092,779           728,519
                                        -----------------------------------------------
Weighted average common shares and
  common share equivalents
  outstanding during the period          8,663,633        8,600,323           9,580,593
                                        ===============================================
Net loss per share                          $(0.38)          $(0.28)            $(1.20)
                                        ===============================================

(1) Includes conversion of Series A, C and D Preferred Shares, which occurred upon completion of the Company's initial public offering on July 26, 1996.

(2) Treated as outstanding for the quarters prior to the effective date of the Company's inital public offering on July 26, 1996.